SEC Form 3, Form 4 and Form 5 and Application for EDGAR Access
(Form ID) Confirmation of Authority to Sign

Pursuant to Instruction 7 to SEC "Form 3 - Initial Statement of Beneficial Ownership of Securities", "Form 4--Statement of Changes in Beneficial Ownership" and "Form 5 - Annual Statement of Beneficial Ownership of Securities", the undersigned, being Vice President, Secretary and Chief Legal Officer of MassMutual Corporate Investors and MassMutual Participation Investors (each, a "Trust") and a Officer of Babson Capital Management LLC, investment adviser to the Issuer, hereby appoint and designate Melissa Busso, Ruth Howe, Ann Malloy and Melissa LaGrant, each as my true and lawful attorneys in fact with full power to (a) apply for access to the EDGAR filing system in my name and (b) sign for me and file with the Securities and Exchange Commission, the New
York Stock Exchange and the Trust said SEC Forms 3 4 and/or5 with respect to shares of the Trust purchased or sold by the undersigned or any other change of beneficial ownership relating to equity or derivative securities of the Trust required to be reported by the undersigned.

This authorization shall remain in effect until a written revocation is executed by the undersigned and filed with the Securities and Exchange Commission.




Signature:
                 --------------------------------------------------------------
Name:             Patricia J. Walsh
Date:
Title:            Vice President, Secretary and Chief Legal Officer
		  of MassMutual Corporate Investors and MassMutual
		  Participation Investors